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                                 EXHIBIT (10-6)



          The Procter & Gamble 1993 Non-Employee Directors' Stock Plan

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                THE PROCTER & GAMBLE 1993 NON-EMPLOYEE DIRECTORS'
                                   STOCK PLAN
                         (As Amended September 10, 2002)


ARTICLE A -- Purpose.

         The purpose of The Procter & Gamble 1993 Non-Employee Directors' Stock Plan (hereinafter referred to as the "Plan") is to strengthen the alignment of interests between non-employee Directors (hereinafter referred to as "Participants") and the shareholders of The Procter & Gamble Company (hereinafter referred to as the "Company") through the increased ownership of shares of the Company's Common Stock. This will be accomplished by allowing Participants to elect voluntarily to convert a portion or all of their cash fees for services as a Director into Common Stock, by granting Participants a fixed value of shares of Common Stock restricted until retirement (hereinafter referred to as "Retirement Shares") and by granting Participants non-qualified options to purchase shares of Common Stock (hereinafter referred to as "Stock Options").

ARTICLE B -- Administration.

         1. The Plan shall be administered by the Compensation Committee (hereinafter referred to as the "Committee") of the Board of Directors of the Company (hereinafter referred to as the "Board"), or such other committee as may be designated by the Board. The Committee shall consist of not less than three
(3) members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board.

         2. It shall be the duty of the Committee to administer this Plan in accordance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate. A decision by a majority of the Committee shall govern all actions of the Committee.

         3. Subject to the express provisions of this Plan, the Committee shall have authority to allow Participants the right to elect to receive fees for services as a director in either cash or an equivalent amount of whole shares of Common Stock of the Company, or partly in cash and partly in whole shares of the Common Stock of the Company, subject to such conditions or restrictions, if any, as the Committee may determine. The Committee also has the authority to make all other determinations it deems necessary or advisable for administering this Plan.

         4. The Committee may establish from time to time such regulations, provisions, and procedures within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.

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         5. The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Committee.

ARTICLE C -- Participation.

         Participation in the Plan shall be limited to all non-employee Directors of the Company.

ARTICLE D -- Limitation on Number of Shares for the Plan.

         The total number of shares of Common Stock of the Company that may be awarded each year shall not exceed 50,000 shares.

ARTICLE E -- Shares Subject to Use under the Plan.

         Shares of Common Stock to be awarded under the terms of this Plan shall be treasury shares.

ARTICLE F -- Retirement Shares

         1. On the first business day in January, each Participant shall receive Retirement Shares with a fair market value of $45,000 on the date of grant.

         2. All shares awarded under this Article shall be valued as set forth in Article I.

ARTICLE G -- Stock Options.

         1. The Committee may, from time to time, grant Participants a Stock Option to purchase shares of Common Stock having an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant.

         2. The Stock Options shall have a term of ten (10) years from the date of grant, subject to earlier termination as provided herein, and shall be exercisable 100% three (3) years from the date of grant, except in the case of death, in which case the Stock Options shall be immediately exercisable.

         3. Stock Options are not transferable other than by will or by the laws of descent and distribution. Legatees, distributees and duly appointed executors and administrators of the estate of a deceased Participant shall have the right to exercise such Stock Options at any time prior to the expiration date of the Stock Options.

         4. If a Participant ceases to be a Director while holding unexercised Stock Options, such stock options are then void, except in the case of (i) death, (ii) disability,

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(iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty-nine (69), (v) resignation from the Board following the Participant's retirement from a principal employer under the terms of an appropriate retirement plan or (vi) resignation from the Board for reasons of the antitrust laws or the conflict of interest, corporate governance or continued service policies.

         5. Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of the Common Stock of the Company to be valued at their fair market value on the date of exercise, or a combination thereof.

ARTICLE H -- Adjustments.

In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company's shareholders, (i) the amount of shares authorized to be issued under the Plan and (ii) the number of shares and/or the exercise prices covered by outstanding stock options and stock appreciation rights shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE I -- Transfer of Shares.

         1. The Committee may transfer Common Stock of the Company under the Plan subject to such conditions or restrictions, if any, as the Committee may determine. The conditions and restrictions may vary from time to time and may be set forth in agreements between the Company and the Participant or in the awards of stock to them, all as the Committee determines.

         2. The shares awarded shall be valued at the average of the high and low quotations for Common Stock of the Company on the New York Stock Exchange on the day of the transfer to a Participant. All shares awarded shall be full shares, rounded up to the nearest whole share.

ARTICLE J -- Additional Provisions.

         1. The Board may, at any time, repeal this Plan or may amend it from time to time except that no such amendment may amend this paragraph, increase the annual aggregate number of shares subject to this Plan, or alter the persons eligible to participate in this Plan. The Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding awards are affected, notice thereof shall be given to the holders of such awards and such amendments shall not be applicable to

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such holder without his or her written consent. If this Plan is repealed in its entirety, all theretofore awarded shares subject to conditions or restrictions transferred pursuant to this Plan shall continue to be subject to such conditions or restrictions.

         2. Every recipient of shares pursuant to this Plan shall be bound by the terms and provisions of this Plan and of the transfer of shares agreement referable thereto, and the acceptance of any transfer of shares pursuant to this Plan shall constitute a binding agreement between the recipient and the Company.

       3. Notwithstanding anything to the contrary in the this Plan, stock options and stock appreciation rights granted hereunder shall vest immediately and any conditions or restrictions on Common Stock shall lapse upon a "Change in Control." A "Change in Control" shall mean the occurrence of any of the following:

        (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 4(a), Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or
                (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

        (b) The individuals who, as of July 11, 2000 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other

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                actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

        (c)     The consummation of:

              (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger where:

                    (A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Mergerconstitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

                    (C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

              (ii)  A complete liquidation or dissolution of the Company; or

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              (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

ARTICLE K -- Duration of Plan.

         This Plan shall be effective as of January 1, 1994. This Plan will terminate on December 31, 2003 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under this Plan of the Company or of anyone to whom shares have been transferred prior to such termination.








Plan adopted November 9, 1993
Plan approved by shareholders on October 11, 1994
Plan Amended January 10, 1995
Plan Amended June 11, 1996
Adjusted for August 22, 1997 stock split
Plan amended January 12, 1999
Plan amended July 11, 2000
Plan amended December 12, 2000
Plan amended December 11, 2001
Plan amended September 10, 2002